EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated September 23, 2013, with respect to the financial statements of Advisors Disciplined Trust 738, comprising Advisors Corporate Trust--Navellier/Dial High Income Opportunities Portfolio, Series 33 contained in Post-Effective Amendment No. 2 to the Registration Statement on Form S-6 (File No. 333-173894) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
September 23, 2013